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                            SPRINGS INDUSTRIES, INC.
                                      Bylaws

                         (AMENDED AS OF APRIL 18, 1994)

                                   ARTICLE I

Offices



         Section 1. The Corporation shall maintain its registered office in the Town of Fort Mill, York County, South Carolina, where it shall maintain a registered agent. The Corporation shall maintain such other offices, both within and without the State of South Carolina, as may be determined from time to time by the Board of Directors or as the business of the Corporation may from time to time require.



                                   ARTICLE II


Capital Stock


         Section 1. Certificates. The interest of each shareholder in the Corporation shall be evidenced by certificates in conformity with law and otherwise as the Board of Directors may determine from time to time. Each such certificate shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such prior to the time of its issue.


         Section 2. Transfer of Stock. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share

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on the part of any other person, regardless of whether it shall have express or other notice thereof, except as may be expressly provided by law. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.


         Section 3. Lost, stolen or destroyed certificates. In case the record holder of a share or shares of stock of the Corporation claims that the certificate representing such share or shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in its place, but only on delivery to the Corporation of (a) proof satisfactory to the Corporation in the reasonable exercise of its discretion of such loss, destruction or wrongful taking, (b) proof of compliance with the requirements of law relating thereto, and (c) a sufficient indemnity bond or, if in a form approved by the Board of Directors, another adequate form of security sufficient to indemnify the Corporation against loss; provided, however, in no event shall the Corporation be required to issue a replacement certificate unless the record holder requests the Corporation to do so before the Corporation has notice that the certificate or certificates have been acquired by a bona fide purchaser.


         Section 4. Regulations transfer agents, and registrars. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem appropriate concerning the issuance, transfer, conversion, registration, and cancellation of certificates for shares of this Corporation's stock not inconsistent with the laws of South Carolina, the Articles of Incorporation, or these Bylaws. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all stock certificates to bear the signature of a transfer agent or of a registrar or both.

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                                   ARTICLE III


Shareholders Meetings


        Section 1. Annual meetings. The annual meeting of the shareholders shall be held at such place, either within or without the State of South Carolina, and at such day and hour, not later than May 31 of each year, as may be determined by the Chairman of the Board or the Board of Directors and designated in the notice of such meeting. In the absence of such a determination, the annual meeting shall be held on the last Monday in April of each year. The business to be transacted at such meeting shall be the election of directors and such other business as may be properly brought before the meeting.

        Section 2. Special meetings. Special meetings of the shareholders may be called only by the Board of Directors, the Chairman of the Board, or the holders of not less than ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Special meetings of the shareholders may be held at such place, either within or without the State of South Carolina, as the Board of Directors shall designate. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

        Section 3. Notice of meetings, waiver. The Secretary or an Assistant Secretary shall give to each shareholder entitled to vote at any meeting, or otherwise entitled by law to notice of such meeting, written notice of the date, time, place, and, in the case of a special meeting, the purpose or purposes of such meeting, together with such other data and information as may be required by law, or as the Board of Directors shall provide. Such notice shall be given personally or by mail or as otherwise permitted by law not less than ten (10) nor more than sixty (60) days before the date of the meeting. Furthermore, such notice shall be deemed to be effective at the earlier of the date when deposited in the United States mail or its receipt by the shareholder. If mailed,

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such notice shall be directed to the shareholder's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. A shareholder may waive the notice of meeting by signing, either in person or by proxy, and delivering to the Corporation a written waiver of notice, either before or after such meeting. Attendance of a shareholder at a meeting, in person or by proxy, shall constitute waiver of objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders if the new date, time and place are announced at the meeting before adjournment.


        Section 4. List of shareholders. Prior to any meeting of the shareholders, a complete alphabetical list of the shareholders entitled to notice of such meeting arranged by voting group (and within each voting group by class or series of shares), showing the address of and the number of shares held by each shareholder, shall be prepared by the Secretary or under his direction. Such list shall be available for inspection by any shareholder at the principal office of the Corporation beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list shall also be physically present at the place of the meeting and available for inspection by any shareholder at any time during the meeting or any adjournment.


         Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the required quorum for the transaction of any item of business at any meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the votes entitled to be cast within each voting group entitled to vote on such item of business at such meeting. If a quorum be not present, a meeting of shareholders may be adjourned from time to time by the Chairman of the Board or by a vote of shares having a majority of the shares represented at such meeting, until a quorum is present.

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        Section 6. Voting. Except as otherwise provided in the Articles of
Incorporation, at every meeting of the shareholders, each shareholder of the Corporation entitled to vote generally on a matter shall have, as to such matter, one vote per share in person or by properly executed proxy for each share of Class A Common Stock or voting Preferred Stock registered in his name and four votes per share in person or by properly executed proxy for each share of Class B Common Stock registered in his name. In all elections of directors, each shareholder shall be entitled to cumulate his votes as provided in the Artlcles of Incorporation. A shareholder may vote his shares through a proxy appointed by a written instrument signed by the shareholder or by his duly authorized attorney in fact and delivered to the Secretary of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided therein and such longer period is permitted by law. If a quorum exists within a voting group whose vote is required on a matter other than the election of directors, action on such matter by such voting group is approved if the votes cast within such voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Incorporation, or a bylaw. In electing directors, those candidates who receive the greatest number of votes cast at the meeting shall be deemed elected even though not receiving a majority of votes cast.


        Section 7. Inspectors of Elections. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors of election shall receive

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and take charge of all proxies and ballots, shall resolve all questions respecting the validity of proxies, and the qualifications of voters, and shall certify and report the results of the voting to the presiding officer.


        Section 8. Organization. The Chairman of the Board shall preside over all meetings of shareholders, or if he shall not be present, such person as may be designated by the Board of Directors shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary of every meeting.



                                   ARTICLE IV



Board of Directors


        Section 1. General powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred on it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the shareholders. Directors shall be elected at the annual meeting of the shareholders and shall serve until the next annual meeting or any special meeting of shareholders called earlier for the purpose of election of directors and until their successors shall be elected and qualified or until their earlier resignation or removal. The Board of Directors may appoint a Chairman and one or more Vice Chairmen of the Board. Only members of the Board of Directors are eligible to be the Chairman and Vice Chairmen. Directors, including the Chairman of the Board and any Vice Chairman of the Board, may also serve as officers of the corporation.


        Section 2. Number and qualification. The number of directors shall be not less than three (3) nor more than fifteen (15), the exact number of directors within such

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limits to be fixed and determined from time to time by the vote of the
Board of Directors or by a resolution of the shareholders. No decrease in the number of directors fixed by the Board of Directors or the shareholders shall have the effect of shortening the term of any incumbent director. No person who is elected for the first time to the Board of Directors prior to April 30, 1990, and who has attained the age of 70 years shall be eligible to be elected or appointed to the Board of Directors, and no person elected for the first time after April 30, 1990, and who has attained the age of 72 years shall be eligible to be elected or appointed to the Board of Directors.


        Section 3. Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders at an annual meeting or a special meeting called for that purpose or by a majority of the remaining directors, even if the directors remaining in office constitute less than a quorum of the Board, at any regular or special meeting of the Board. A director so elected shall serve until the next annual meeting of the shareholders or any special meeting of shareholders called earlier for the purpose of the election of directors and until his successor shall be elected and qualified or until his earlier resignation or removal.


        Secton 4. Meetings. The regular annual meeting of the Board of Directors shall be held not more than thirty (30) days subsequent to the annual meeting of the shareholders at such time and place as the Chairman of the Board or the Board of Directors shall direct. Other regular meetings of the Board of Directors may be held at such time and place, within or without the State of South Carolina, as the Board by resolution determines. A special meeting of the Board of Directors may be called by the Chairman of the Board or by a majority of the members of the Board of Directors then in office. Each director shall be notified by the Secretary or any Assistant Secretary of the date, time and place of each special meeting of the Board of Directors by written notice addressed to him at his business or residence, by telephone communication or by any other means permitted by law. If mailed, such notice shall be

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deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight carrier service, such notice shall be deemed adequately given when delivered to the carrier at least two days before the meeting; if by telegram, when the telegram is delivered to the telegraph company at least 24 hours before the time set for the meeting; if by facsimile transmission, when transmitted at least 24 hours before the time set for the meeting; or if by telephone, when given at least 12 hours before the time set for the meeting. Notice of a meeting of directors need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Notice need not be given of adjourned meetings, whether regular or special. Notice of a meeting of directors need not be given to any director who signs a waiver of notice, either before or after the meeting and such waiver is filed with the minutes or corporate records. Attendance of a director at a meeting shall of itelf constitute a waiver of notice of such meeting, unless such director at the beginning of the meeting (or promptly upon his arrival) objects to holding or transacting business at the meeting and does not thereafter vote for or consent to action at the meeting. Unless otherwise required by law, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice.


        Section 5. Quorum and required vote. Two-thirds of the directors in office immediately before a meeting begins shall be necessary at any regular or special meeting to constitute a quorum for the transaction of business. If a quorum is not present, a majority of the directors present at any meeting of the Board may adjourn the meeting to a subsequent day and hour without further notice. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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        Section 6. Compensation. The Board of Directors may by resolution provide for the payment of compensation to directors for their services as such and for the payment of fees and expenses to directors for attendance at any regular or special meeting of the Board; provided, however, that nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


        Section 7. Removal. At any meeting of the shareholders called for that purpose, with notice of such purpose given, any director or directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to be cast within each voting group entitled to vote for the election of each such director; provided, however, that no director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or of the class of directors of which he is a part. When any director or directors are removed, new directors may be elected at the same meeting of the shareholders for the unexpired term of the director or directors removed.


        Section 8. Executive committee. The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the board then in office, may appoint from among its membership an executive committee consisting of such number of directors as may be so designated, but in no event fewer than three (3). Except as otherwise limited by law, the Articles of Incorporation, or by the resolution or resolutions creating or concerning the executive committee, the executive committee shall have full power and authorization, in the intervals between meetings of the Board of Directors, to do any and all things in relation to the management and direction of the business and affairs of the Corporation and to exercise any and all powers of the Board of Directors.


        Section 9. Other committees. Other standing committees may be appointed by the Board of Directors from among its membership by a resolution adopted by a majority of the members of the Board then in office consisting of such number of

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directors as may be so designated, but in no event fewer than three (3).
Except as otherwise limited by law or the Articles of Incorporation, the Board may, by resolution invest any such committee with such powers, and impose upon it such conditions within the power and authority of the Board, as the Board shall see fit. The Board of Directors may, by a resolution or resolutions adopted by a majority of the members of the Board then in office, designate one or more directors from among its membership as alternate members of the Executive or other committees who may act in the place and stead of any absent member or members at any committee meeting.


        Section 10. Conduct of committees. Within the powers conferred upon it and as permitted by law, the Executive committee and any other committee appointed by the Board of Directors may adopt rules for the conduct of its own business, shall keep minutes of its meetings, and shall report, as the Board of Directors may request, its activities since the last regular or special meeting of the Board. Any committee appointed by the Board of Directors, including the Executive committee, may be disestablished at any regular or special meeting of the Board or its power and purposes amended as the Board may determine.


         Section 11. Action of the Board of Directors taken without a meeting. Except as otherwise provided by law, any action which is required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all of the directors, or all of the committee members, as the case may be, execute either before or after the action is taken a written consent thereto and such consent is filed with the records of the Corporation or with the minutes of the Board or committee.



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                                  ARTlCLE V


Officers


         Section 1. Corporate officers. The Board of Directors shall appoint a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors, the Chairman of the Board, or the Chief Executive Officer may appoint one or more Vice Presidents and such other officers as the Board of Directors, the Chairman of the Board or the Chief Executive Officer may determine.


         Section 2. Division officers. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may appoint officers with titles indicating their responsibilities in operating divisions of the Corporation which may include President, Vice President, and any other divisional titles which may be deemed appropriate.


         Section 3. Compensation. The compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Vice Chairman of the Board, shall be determined by the Board of Directors, and unless the Board of Directors shall determine otherwise, the Chairman of the Board or the Chief Executive Officer shall determine the compensation of all other officers of the Corporation.


        Section 4. Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, unless the Vice Chairman of the Board has been designated by the Board of Directors to preside at meetings of the Board of Directors. The Chairman of the Board and Vice Chairman of the Board shall perform such other duties as may be determined by the Board of Directors.



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        Section 5. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all such other duties as are properly required of him by the Board of Directors.


        Section 6. President. Unless the President is also appointed Chief Executive Officer, the President shall perform all duties incident to the office of President and such other duties as are properly required of him by the Board of Directors or the Chief Executive Officer.


        Section 7. Secretary. The Secretary shall issue notices for all meetings of the Board of Directors, any committees thereof, and shareholders and shall cause the minutes of the same to be recorded in books provided for that purpose. He shall have charge of the corporate seal and of all corporate records and shall have the responsibility for authenticating records of the Corporation. He shall make such reports and perform such other duties as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall determine are properly required of him and, in general, perform all duties incident to the office of Secretary.


        Section 8. Treasurer. The Treasurer shall have the custody of all monies and securities of the Corporation. He shall perform such other duties as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall determine are properly required of him and, in general, perform all duties incident to the office of Treasurer.


        Sectlon 9. Duties of other officers. All other officers shall perform such duties as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer may determine are properly required of him.


       Section 10. Term of office, removal, and vacancies. The appointment of officers by the Board of Directors shall take place annually at the meeting of the Board of

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Directors following the annual meeting of the shareholders. Officers may also be appointed by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose. Officers permitted to be appointed by the Chairman of the Board or the Chief Executive Officer may be appointed any time. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until he shall resign. Any officer may be removed from office, with or without cause, at any time by a vote of a majority of the members of the Board of Directors then in office. Any officer appointed by the Chairman of the Board or the Chief Executive Officer may be removed from office, with or without cause, at any time by the Chairman of the Board or the Chief Executive Officer. Any vacancy in an office may be filled by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, except that only the Board of Directors may fill a vacancy in the positions of Chief Executive Officer, President, Secretary or Treasurer.


        Section 12. Bonds. The Board of Directors, the Chairman of the Board, or the Chief Executive Officer may require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient surety or sureties to insure the faithful performance of such officer's, agent's, or employee's duties.



                                   ARTICLE VI


Miscellaneous


        Section 1. Seal. The seal of the Corporation shall be in such form and shall contain such symbols and wording as the Board of Directors may from time to time adopt.


        Section 2. Buying and selling property. Without limiting the authority granted to officers pursuant to Article V, the Chairman of the Board, Vice Chairman, the Chief

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Executive Officer, and such other person or persons as the Chairman of the Board, Vice Chairman, the Chief Executive Officer, or the Board of Directors shall designate by name or position, shall have the authority to buy or sell, and to contract to buy or sell, on behalf of the Corporation, any real property of any kind whatsoevor.


        Section 3. Execution of documents. Any contract, negotiable instrument, or other written obligation shall be binding on the Corporation when executed by the Chairman of the Board, Vice Chairman, the Chief Executive Officer, or such other person or persons as the Chairman of the Board, Vice Chairman, the Chief Executive Officer, or the Board of Directors shall designate by name or position.


        Section 4. Deposits. The cash monies of the Corporation shall be deposited in such banks, trust companies, or other depositories as the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the Corporation's principal financial officer, or the Board of Directors shall designate by name and may be withdrawn therefrom only upon the signature of persons designated by the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the Corporation's principal financial officer, or the Board of Directors.


         Section 5. Voting securities held by the Corporation. Unless the Board of Directors orders otherwise, the Chairman of the Board, Vice Chairman of the Board, the Chief Executive Officer, and such other officer or officers as the Chairman of the Board, Vice Chairman of the Board, or the Chief Executive Officer shall designate in writing, shall each have full power and authority on behalf of the Corporation to attend, to act and to vote at any meeting of the security holders of other corporations in which the Corporation may hold securities and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present.


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         Section 6. Dividends and distributions. Before declaring any distributions, the Board of Directors may fix and set aside from time to time such sums over and above paid-in capital of the Corporation as a reserve for any proper purpose, including expansion, maintenance, or contingencies, as the Board may deem desirable, and the Board may from time to time increase, diminish, and vary any such sums so set aside.


        Section 7. Indemnification.

        (a) General.  The Corporation shall indemnify each person who:

            (i) is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person); or

            (ii) while holding a status described in (i) above, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as follows: (A) if such person is or was a director of the Corporation, to the full extent permitted under South Carolina Business Corporation Act of 1988, as amended ("SCBCA") Sections 33-8-510 and 520, or as required by the determination of a court pursuant to SCBCA Section 33-8-540; or (B) if such person is or was a non-director officer of the Corporation, to the full extent permitted by SCBCA Section 33-8-560(1) as to mandatory and court-ordered indemnification and otherwise in the same manner and to the same extent that directors are permitted to be indemnified under SCBCA Section 33-8-510.

        (b) Procedure.

           (i) Directors. If indemnification is requested by a director pursuant to subsection (a) of this Section 7 under the authority granted by SCBCA Section 33-8-510, then the Board shall cause a determination to be made in one of the manners prescribed in SCBCA
        Section 33-8-550 as to whether indemnification of the director requesting such indemnification is permissible in the circumstances because such director has met the standard of conduct set forth in SCBCA Section 33-8-510. Upon any such determination that such indemnification is proper or upon mandatory

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

        indemnification pursuant to SCBCA Section 33-8-520, the Corporation shall make indemnification payments to the maximum extent permitted by SCBCA Section 33-8-510 or 520.

            (ii) Non-director officers. If indemnification is requested by a non-director officer pursuant to subsection (a) of this Section 7, then the Board shall cause a determination to be made as to whether such indemnification is permissible in the circumstances because such person has met the standard of conduct set forth in SCBCA Section 33-8-510 or as otherwise provided in subsection (a) of this Section 7. Upon the determination by the Board that indemnification of any such non-director officer is proper or upon mandatory indemnification pursuant to SCBCA Section 33-8-520, the Corporation shall make indemnification payments to the maximum extent permitted by SCBCA
        Section 33-8-520 or 560, as the case may be.

        (c) Interim payment of expenses. The Corporation shall pay in advance the expenses (including attorneys' fees) of defending a civil or criminal action, suit, or proceeding that are incurred by a person who:

            (i) is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person); or

            (ii) while holding a status described in (i) above, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as follows: (A) if such person is or was a director, to the full extent permitted by and in accordance with SCBCA Section 33-8-530; and (B) with respect to non-director officers, in the same manner and to the same extent it is permitted to advance expenses to directors pursuant to SCBCA
Section 33-8-530; provided, however, that such person [whether covered by clause (A) or (B) above] shall provide the Corporation with (1) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct, and (2) a written understanding by such person or on such person's behalf to

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        repay any expenses advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses.

     (d) Non-officer/non-director agents and employees. The Board may indemnify, or advance expenses in connection with a proceeding that may be the subject of indemnification to, a non-officer or non-director agent or employee of the Corporation if, to the extent and on such terms as the Board may from time to time determine.

     (e) Subsequent amendment. No amendment, termination, recision or other elimination of this Section 7 or of any relevant provisions of the SCBCA or any other applicable law shall affect or diminish in any way the rights to indemnification under this Section 7 with respect to any action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, termination, recision or other elimination.

     (f) Other rights; indemnification agreements; certain limitations. The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled pursuant to any applicable law (including court-ordered indemnification pursuant to SCBCA Section 33-8-540), to any agreement, or to any vote of shareholders (including a vote pursuant to SCBCA
Section 33-8-550) or of disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while an officer or director. Nothing contained in this Section 7 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the SCBCA. Notwithstanding the foregoing or any other provision of the Bylaws, the Corporation's Articles of Incorporation or applicable law, indemnification of a director shall not be permitted (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law, (iii) for the types of liability set forth in SCBCA
Section 33-8-330, or (iv) for any transaction from which he received an improper personal benefit; and indemnification of officers shall not be permitted if inconsistent with public policy.

        (g) Continuation of right to indemnifiction. All rights to indemnification under this Section 7 [including those arising pursuant to subsection (e) above] shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Corporation and each such person or entity. This Section 7 shall be binding upon any successor corporation to the Corporation, whether by way of merger, consolidation, liquidation, dissolution or otherwise.

        (h) Notice. If the Corporation indemnifies or advances expenses to a director under Section 7(a) in connection with a proceeding by or in right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next meeting of shareholders.

        (i) Savings clause. If this Section 7 or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify persons specified in this Section 7 to the full extent permitted by any applicable portion of this Section 7 that shall not have been invalidated and to the full extent permitted by applicable law.


                                  ARTICLE VII


Amendment


        Subject to the Articles of Incorporation and the SCBCA, the Bylaws may be amended or repealed at any meeting of the shareholders at which a quorum exists if the votes in favor of the amendment exceed the votes opposed to the amendment, or at any meeting of the Board of Directors of the Corporation at which a quorum exists by an affirmative vote of a majority of the members of the Board of Directors then in office. The shareholders may prescribe that any bylaws adopted by them shall not be altered, amended or repealed by the Board.

                                Page 31 of 31